                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    --------


                                    FORM 8-K


                                 CURRENT REPORT
                    PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                      SECURITIES AND EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported)      July 20, 1995
                                                       ---------------------



                         DELMARVA POWER & LIGHT COMPANY
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)





    Delaware and Virginia               I-1405                  51-0084283
- ----------------------------         ------------          -------------------
(State or Other Jurisdiction         (Commission           (IRS Employer
        of Incorporation)            File Number)          Identification No.)




800 King Street, P.O. Box 231, Wilmington, Delaware                 19899
- ---------------------------------------------------               ----------
     (Address of Principal Executive Offices)                     (Zip Code)




        Registrant's Telephone Number, Including Area Code  302-429-3448
                                                            ------------




                                      None
        -------------------------------------------------------------
        (Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events
- ------   ------------

     The following information updates matters related to Salem Units 1 and 2 previously reported under "Item 1-Business" of Part I of Delmarva Power & Light Company's (the Company) 1994 Annual Report on Form 10-K, "Item 5-Other Information" of Part II of the Company's Report on Form 10-Q for the quarter ended March 31, 1995, and "Item 5-Other Events" of the Company's Current Report on Form 8-K dated June 14, 1995. The following is excerpted from information reported in the Current Report on Form 8-K dated July 19, 1995, by the operator of the facility, Public Service Electric and Gas Company (PSE&G).


                *                     *                     *


          As previously reported, Salem Unit 1 and Unit 2 were taken out of service on May 16, 1995 and June 7, 1995, respectively. PSE&G subsequently informed the Nuclear Regulatory Commission (NRC) that it had determined to keep the Salem units shut down pending review and resolution of certain equipment and management issues, and NRC agreement that each unit is sufficiently prepared to restart. On June 9, 1995, the NRC issued a Confirmatory Action Letter documenting these commitments by PSE&G.

          As previously reported, PSE&G is engaged in a thorough assessment of equipment issues that have affected Salem's operation and the related management systems and will keep the units off line until it is satisfied that they are ready to return to service and operate reliably over the long term. While PSE&G has not yet finalized its analysis and assessment activities, it currently estimates that Unit 1 will be ready to return to service in the first quarter of 1996 and Unit 2 during the second quarter of 1996, although no assurances can be given. During the outage, Unit 1 will undergo a partial refueling which will allow PSE&G to eliminate a full refueling outage for Unit 2 scheduled for 1996. The restart plan is focused on improving equipment reliability and operability. PSE&G intends to reduce maintenance and engineering backlogs of work and to strengthen its management processes before it returns the units to service.

          PSE&G has developed and is implementing a number of detailed action plans designed to improve performance in 10 key areas:
     operations, management, engineering, maintenance, outage activities, work controls, organization self-assessment, corrective action, equipment reliability and training. Before restarting the units, PSE&G will complete a thorough review of station systems and gain concurrence from the NRC that these action plans have been satisfactorily completed. No assurances can be given as to what actions the NRC ultimately might take.

          PSE&G estimates that its share of additional operating and maintenance expenses associated with restart activities will amount to approximately $17 million. Replacement power costs incurred while the units are out of service are expected to be approximately $5 million per month, per unit. PSE&G does not presently foresee any shortage in available capacity to satisfy customer demands for energy.

          A previously reported NRC enforcement conference, relating to incorrectly positioned valves at Salem and a number of other apparent violations relating to the NRC's quality assurance criteria and inadequate or ineffective corrective actions affecting safety-related equipment and components, has been rescheduled for July 28, 1995. PSE&G cannot predict what, if any action the NRC may take with respect to these apparent violations.

          PSE&G has recently undertaken a number of senior nuclear management changes, including the hiring from outside of PSE&G of a Senior Vice President - Nuclear Operations, a Senior Vice President
     - Nuclear Engineering, a General Manager - Salem Operations, and a Director - Quality Assurance and Nuclear Safety Review.


               *                      *                      *


     Delmarva estimates that its share of additional operational and maintenance expenses associated with the Salem restart activities will amount to approximately $3 million. Replacement power costs incurred while the units are out of service are expected to be approximately $800,000 per month per unit. The Company cannot determine at this time whether the additional operation and maintenance costs and replacement costs will be recoverable.

                                  SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       Delmarva Power & Light Company
                                       ------------------------------
                                                (Registrant)



Date:     July 20, 1995                   /s/  Dale.  G. Stoodley
                                       -----------------------------
                                               Dale G. Stoodley
                                               Vice President
                                               and General Counsel